Exhibit 99.01

First USA Credit Card Master Trust

Excess Spread Analysis - February 2006

Series Deal Size Expected Maturity		1996-4 $602MM 8/10/2006	1997-4 $602MM 6/17/2007	1997-8 $939MM 9/17/2007	1998-6 $964MM 8/18/2008	2001-3 $750MM 3/20/2006
Yield		17.34%	17.34%	17.34%	17.33%	17.34%
Less:	Coupon	4.88%	4.87%	4.82%	4.88%	4.81%
	Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%
	Net Credit Losses	2.73%	2.73%	2.73%	2.73%	2.73%
Excess Spread:
	February-06	8.23%	8.24%	8.29%	8.22%	8.30%
	January-06	8.02%	7.99%	8.05%	7.97%	8.04%
	December-05	2.69%	2.69%	2.74%	2.66%	2.75%
Three Month Average Excess Spread		6.31%	6.31%	6.36%	6.28%	6.36%

Delinquency:
	30 to 59 Days	1.03%	1.03%	1.03%	1.03%	1.03%
	60 to 89 Days	0.62%	0.62%	0.62%	0.62%	0.62%
	90+ Days	1.32%	1.32%	1.32%	1.32%	1.32%
	Total	2.97%	2.97%	2.97%	2.97%	2.97%

Principal Payment Rate		16.99%	16.99%	16.99%	16.99%	16.99%

Series Deal Size Expected Maturity		2001-4 $714MM 8/10/2006
Yield		17.34%
Less:	Coupon	4.81%
	Servicing Fee	1.50%
	Net Credit Losses	2.73%
Excess Spread:
	February-06	8.30%
	January-06	8.11%
	December-05	2.76%
Three Month Average Excess Spread		6.39%

Delinquency:
	30 to 59 Days	1.03%
	60 to 89 Days	0.62%
	90+ Days	1.32%
	Total	2.97%

Principal Payment Rate		16.99%